UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40594	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of principal executive offices)	(Zip Code)

(513) 554-1110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	PECO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 25, 2024, the board of directors (the "Board") of Phillips Edison & Company, Inc. (the "Company") increased the size of the Board from nine to ten members and appointed Devin Murphy to the Board, effective July 2, 2024, to hold office until the Company's annual meeting of stockholders to be held in 2025 and until his successor is duly elected and qualified.
Mr. Murphy served as President of the Company from August 2019 until December 31, 2023. Prior to that, he served as the Company’s Chief Financial Officer from June 2013, when he joined the Company, to August 2019. Before joining the Company in 2013, Mr. Murphy worked for 27 years as an investment banker and held senior leadership roles at Morgan Stanley and Deutsche Bank. He served as the Global Head of Real Estate Investment Banking at Deutsche Bank. His Deutsche Bank team executed over 500 transactions of all types for clients representing total transaction volume exceeding $400 billion and included initial public offerings, mergers and acquisitions, common stock offerings, secured and unsecured debt offerings, and private placements of both debt and equity.
Mr. Murphy began his banking career at Morgan Stanley in 1986 and held a number of senior positions including Vice Chairman, Co-Head of US Real Estate Investment Banking, and Head of Real Estate Private Capital Markets. He also served on the Investment Committee of the Morgan Stanley Real Estate Funds, a series of global real estate funds with over $35 billion in assets under management. During his 20 years with Morgan Stanley, Mr. Murphy and his teams executed numerous capital markets and merger and acquisition transactions including a number of industry-defining transactions.
Mr. Murphy currently serves as chairperson of Apartment Income REIT Corp ("AIRC"), a NYSE-listed apartment REIT, and serves on the Audit, Compensation and Human Resources, and Governance and Corporate Responsibility Committees of AIRC. He is also an independent director of CoreCivic ("CXW"), a NYSE-listed corporation that provides diversified government solutions in corrections and detention management. He serves on the Audit Committee, Risk Committee, and chairs the Nominating and Governance Committee at CXW. Mr. Murphy served as a Director of the NYSE-listed real estate services firm Grubb and Ellis prior to its sale to BGC Partners and of the S&P 500 company Apartment Investment and Management prior to its spin-off transaction. Mr. Murphy earned a BA in English and history with honors from the College of William & Mary and an MBA from the University of Michigan.
In determining that he should serve as a director, the Board considered Mr. Murphy’s public company expertise, corporate and operational finance expertise, strategic planning expertise, business development expertise, integrity, judgment and leadership skills.
Other than the interests of Mr. Murphy in certain related person transactions disclosed under the heading “Related Party Transactions—Agreements with Related Persons” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on March 21, 2024, which is incorporated herein by reference, Mr. Murphy has no other direct or indirect material interest in any related person transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Further, there is no arrangement or understanding between Mr. Murphy and any other persons or entities pursuant to which Mr. Murphy was appointed as a director of the Company.
As Mr. Murphy will retire from the Company effective July 1, 2024, Mr. Murphy will not be “independent” as defined under applicable rules of Nasdaq and the SEC at the time of his appointment. Mr. Murphy will receive the same compensation and other benefits for his service as a director as the other non-management directors on the Board.
Item 7.01 Regulation FD Disclosure.
On July 1, 2024, the Company issued a press release announcing the appointment of Mr. Murphy to the Board. A copy of the press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.
The information in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) is being furnished to the SEC, and shall not be deemed to be "filed" with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any other filing with the SEC except as expressly set forth by specific reference in such filing.
Item  9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 1, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.

Dated: July 1, 2024	By:	/s/ Jennifer L. Robison
Jennifer L. Robison
Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)